EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Aladdin Manufacturing Corporation	Delaware
Aladdin of Texas Holding, LLC	Delaware
Aladdin Texas, LLC	Delaware
Horizon Europe, Inc	Georgia
Lees Mohawk (UK) Limited	UK
Mohawk Brands, Inc	Delaware
Mohawk Canada Corporation	Nova Scotia
Mohawk Carpet Distribution, L.P	Delaware
Mohawk Carpet Transportation of Georgia, LLC	Delaware
Mohawk Commercial, Inc.	Delaware
Mohawk ESV, Inc.	Delaware
Mohawk Factoring, Inc.	Delaware
Mohawk International (China) Ltd.	Mauritius
Mohawk International FSC, Inc	Barbados
Mohawk International (India) Ltd	Mauritius
Mohawk Mills, Inc	Delaware
Mohawk Resources, Inc	Delaware
Mohawk Servicing, Inc	Delaware
Wayn-Tex LLC	Delaware
World International, Inc	Barbados
Dal-Tile International, Inc	Delaware
Dal-Elit, L.P	Texas
Dal Italia LLC	Delaware
Dal-Tile Corporation	Pennsylvania
Dal-Tile Group, Inc	Delaware
Dal-Tile I, LLC	Delaware
Dal-Tile Operaciones Mexico, S. de R.L. de C.V.	Mexico
Dal-Tile Industria S. de R.L. de C.V	Mexico
Dal-Tile Recubrimientos, S. de R.L. de C.V.	Mexico
Dal-Tile Mexico S.A. de C.V	Mexico
Dal-Tile of Canada Inc	Canada
Dal-Tile Puerto Rico, Inc	Puerto Rico
Dal-Tile Services, Inc	Delaware
Dal-Tile SSC East, Inc	Delaware
Dal-Tile SSC West, Inc	Delaware
DTG Tile, LLC	Delaware
DTL Tile, LLC	Delaware
DTM/CM Holdings Inc	Delaware
Recumbrimentos Interceramic, S.A. de C.V	Mexico
Unilin Flooring BVBA	Belgium
Cevotrans BV	Netherlands
Flooring Industries Ltd	Ireland
Mohawk Global Investments S.àr.l	Luxembourg
Mohawk International (Europe) S.àr.l	Luxembourg
Mohawk International Holdings (DE) Corporation	Delaware
Mohawk International Holdings S.àr.l	Luxembourg
Mohawk Rock Holdings Limited	Gibraltar
Opstalan BV	Netherlands
Opstalan Holding BV	Netherland

Opstalan Timmerfabrieken BV	Netherlands
Timber Technique Finance Ltd	Ireland
Timber Technique Services Ltd	Ireland
Unilin Beheer BV	Netherlands
Unilin Dècor BVBA	Belgium
Unilin Flooring NC, LLC	N. Carolina
Unilin GmbH	Germany
Unilin Holding, Inc	N. Carolina
Unilin Holding BVBA	Belgium
Unilin Holding SAS	France
Unilin Industries BVBA	Belgium
Unilin/Multiprè BV	Netherlands
Unilin BVBA	Belgium
Unilin SAS	France
Unilin Systems BV	Netherlands
Unilin Systems BVBA	Belgium
Unilin Systems SAS	France
Unilin Systems SUD SAS	France
Unilin UK Ltd	UK
Unilin US MDF	N. Carolina
DB Wholesale Carpets & Flooring	India